SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                          FORM 8-K



                        CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) March 25, 1998



             BRUSH CREEK MINING AND DEVELOPMENT CO., INC.
      (Exact name of Registrant as specified in its charter)




Nevada                       0-12761                  88-0180496
(State or other             (Commission          (I.R.S. Employer
jurisdiction of              file number)          Identification
incorporation or                                          Number)
organization)


970 East Main Street
Suite 200
Grass Valley, California                                    95945
(Address of principal                                  (Zip Code)
executive offices)



Registrant's telephone number, including area code: (530)477-5961

Item 9.     Sales of Equity Securities Pursuant to Regulation S.

(a) On March 25, 1998, and pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended (the "Act"), Brush Creek Mining and Development Co., Inc. (the "Company") completed the sale to a certain British Virgin Islands corporation of 2,500,000 shares of common stock of the Company at a purchase price of $.30 per share whereby the Company received gross proceeds of $750,000 in cash. In connection with such transaction, the Company issued to the investor warrants to purchase up to 2,500,000 shares of common stock of the Company exercisable for a three year period at a price of $.65 per share.

(b) On March 27, 1998, and pursuant to an exemption from registration under Regulation S of the Act, the Company completed the sale to a certain other British Virgin Islands corporation of 833,334 shares of common stock of the Company at a purchase price of $.30 per share whereby the Company received gross proceeds of $250,000 in cash. In connection with such transaction, the Company issued to the investor warrants to purchase up to 833,334 shares of common stock of the Company exercisable for a three year period at a price of $.65 per share.

(c) On April 6, 1998, and pursuant to an exemption from registration under Regulation S of the Act, the Company completed the sale to another British Virgin Islands corporation of 1,666,667 shares of common stock of the Company at a purchase price of $.30 per share whereby the Company received gross proceeds of $500,000 in cash. In connection with such transaction, the Company issued to the investor warrants to purchase up to 1,667,667 shares of common stock of the Company exercisable for a three year period at a price of $.65 per share.

No underwriter was used in connection with the sale of any of the foregoing securities. All of the foregoing securities were issued to persons other than "U.S. Persons" in "Offshore Transactions" and in accordance with the "offering restrictions", "no directed selling efforts" and other requirements of Regulation S under the Act.

Pursuant to Amendment No. 2 dated as of March 30, 1998 to the Exploration, Development and Mine Operating Agreement dated November 20, 1997 between the Company and Sterling Mining LLC and Volcanic Resources, LLC, the Company has agreed that through January 31, 1999 should the Company effect any private placement of shares or issue shares under Regulation S (other than with respect to the securities described above), than such shares shall be restricted and limited in trading and transferability such that the shares cannot be freely traded, transferred, sold or assigned on any market or in any manner for a period of one year from the closing date of such transaction. In addition, the Company has agreed that from February 1, 1999 through December 31, 1999, the Company will not effect any transactions involving shares of stock of the Company pursuant to Regulation S.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     BRUSH CREEK MINING
                                     AND DEVELOPMENT CO., INC.
                                     (Registrant)


Date: April 8, 1998                  By: /s/James S. Chapin
                                        James S. Chapin,
                                        Chief Executive Officer